Exhibit 10.1	Amendment

AMENDMENT TO THE AUGUST 29, 2008 TRANSACTION BETWEEN
ENABLE GROWTH PARTNERS LP AND HYPERDYNAMICS CORPORATION.

This Amendment to that certain August 29, 2008 transaction between Enable Growth Partners LP And Hyperdynamics Corporation ( the “Amendment”) is entered into on September 9, 2008 by an between Enable Growth Partners LP (ENABLE”) and Hyperdynamics Corporation (“Hyperdynamics”).

Whereas on August 29, 2008, the parties entered into that certain Securities Purchase Agreement (the “SPA”) whose exhibits were a form of a convertible debenture (the “Form of Debenture”) and a form of a warrant (the “Form of Warrant”)(collectively, the “Transaction Documents”).

Whereas, the parties desire to amend the Transaction Documents to comply with the rules of the American Stock Exchange for a listing of additional shares without a shareholder vote.

Whereas, this amendment is in the best interest of both of the parties.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Amendment, Enable and Hyperdynamics agree as follows:

1.	Amendment to the SPA.

(i)           The SPA at Article I Section 1.1 definitions of “Shareholder Approval” is amended in its entirety by the following:

““Shareholder Approval” means such approval as may be required by the applicable rules and regulations of The American Stock Exchange (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Underlying Shares in excess of 19.99% of the issued and outstanding Common Stock on May 11, 2008.”

(ii)           Section 4.11 of the SPA is hereby amendment in its entirety by the following:

“Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing and quotation of the Common Stock on a Trading Market, and as soon as reasonably practicable following the Closing (but not later than the Closing Date) to list or quote all of the Underlying Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Underlying Shares, and will take such other action as is necessary to cause all of the Underlying Shares to be listed or quoted on such other Trading Market as promptly as possible.  The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. In addition, the Company shall hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) at the earliest practical date after the date hereof, and in any event on or before the 60th calendar day following the Closing Date, for purposes of obtaining the Shareholder Approval, with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal.  If the Company does not obtain Shareholder Approval at the first meeting, the Company shall call a meeting every two months thereafter to seek Shareholder Approval until the earlier of the date Shareholder Approval is obtained or the Debentures are no longer outstanding.”

2.             Amendment to the Form of Debenture.  The Form of Debenture at its footnote number 3 is amended in its entirety by the following:

“19.99% of the number of shares of Common Stock outstanding on the May 11, 2008.”

3.             Amendment to the Form of Warrant.  The Form of Warrant at its footnote number 2 is amended in its entirety by the following:

“Insert number equal to 19.99% as of May 11, 2008.”

4.              In all other respects, the Transaction Documents are unchanged.

5.             The Company shall, by 8:30 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a Current Report on Form 8-K, disclosing the material terms of this Amendment and attaching this Amendment as an exhibit thereto.

[signatures appear on the next page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of September 9, 2008.

HYPERDYNAMICS CORPORATION

 /s/ Kent P. Watts
       Name: Kent P. Watts
       Title: President and CEO

ENABLE GROWTH PARTNERS LP.

/s/ Brendan O’Neil
Brendan O’Neil
President and Chief Investment Officer